Registration No. 333-24009
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                       POST-EFFECTIVE AMENDMENT NO. 9 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)


                   MARY JOAN HOENE, VICE PRESIDENT AND COUNSEL
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                               PETER E. PANARITES
                         FREEDMAN, LEVY, KROLL & SIMONDS
                    1050 CONNECTICUT AVENUE, N.W., SUITE 825
                             WASHINGTON, D.C. 20036
                                 (202) 457-5100
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


                                      NOTE
                                      ----


     This Post Effective Amendment to the Form S-3 Registration Statement No. 333-24009 ("Registration Statement") is being filed solely for the purpose of resubmitting as an exhibit the Consent of PricewaterhouseCoopers LLP, now dated May 4, 1999. The Consent being filed replaces the Consent of PricewaterhouseCoopers LLP, dated April 30, 1999, contained in the immediately preceding Post-Effective Amendment to the Registration Statement. Post-Effective Amendment No. 9 is being filed for no other purpose.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.          EXHIBITS
                  --------

                  The Following exhibit is filed herewith:

                  Exhibit No.


                  (23)(a)      Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES


         As required by the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on May 5, 1999.


                             THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                           UNITED STATES
                                           (Registrant)

                                     By: /s/ Jerome S. Golden
                                            -------------------
                                             Jerome S. Golden
                                        Executive Vice President
                                       Product Management Group
                                 The Equitable Life Assurance Society
                                         of the United States

         As required by the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by or on behalf of the following persons in the capacities and on the date indicated.


PRINCIPAL EXECUTIVE OFFICERS:

Michael Hegarty                             President, Chief Operating Officer and Director

Edward D. Miller                            Chairman of the Board, Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

Stanley B. Tulin                            Vice Chairman of the Board, Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:


/s/ Alvin H. Fenichel                       Senior Vice President and Controller
---------------------
Alvin H. Fenichel

May 5, 1999


DIRECTORS:

Francoise Colloc'h        Donald J. Greene            George T. Lowy
Henri de Castries         John T. Hartley             Edward D. Miller
Joseph L. Dionne          John H.F. Haskell, Jr.      Didier Pineau-Valencienne
Denis Duverne             Michael Hegarty             George J. Sella, Jr.
Jean-Rene Fourtou         Mary R. (Nina) Henderson    Peter J. Tobin
Norman C. Francis         W. Edwin Jarmain            Stanley B. Tulin
                                                      Dave H. Williams


By: /s/Jerome S. Golden
    -------------------
       Jerome S. Golden
       Attorney-in-Fact

May 5, 1999

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                                                                      TAG VALUE
-----------                                                                      ---------

23(a)           Consent of Independent Accountants.                             EX-99.23a




                                      II-4